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                                                                    EXHIBIT 3.25


                   CERTIFICATE OF INDIANA LIMITED PARTNERSHIP
                                       OF
                             EMMIS PUBLISHING, L. P.


     Pursuant to the provisions of the Indiana Revised Uniform Limited Partnership Act, IC 23-16, et seq., the undersigned general partner hereby signs and files this certificate of limited partnership on behalf of the above-named limited partnership:

1. The name of the limited partnership is:

     EMMIS PUBLISHING, L. P.

2. The address of the office at which the records required by IC 23-16-2-3(a) are to be kept is:

     950 North Meridian Street, Suite 1200
     Indianapolis, Indiana 46204

3. The name and Indiana business address of its registered agent is:

     David L. Wills
     2700 First Indiana Plaza
     135 N. Pennsylvania Street
     Indianapolis, Indiana 46204

4. The name and business address of the general partner is:

     Emmis Broadcasting Corporation
     950 North Meridian Street, Suite 1200
     Indianapolis, Indiana 46204

5. This certificate is effective on March 1, 1998.

6. The latest date upon which the limited partnership is to dissolve is December 31, 2047.

   Executed by the general partner as of the 16th day of February, 1998.

                                            EMMIS BROADCASTING CORPORATION
                                            General Partner

                                            By: /s/ Norman H. Gurwitz
                                                --------------------------------
                                                Norman H. Gurwitz,
                                                Executive Vice President